As filed with the Securities and Exchange Commission on December 16, 2015

Registration No. 333-116921

Registration No. 333-156177

Registration No. 333-156179

Registration No. 333-179996

Registration No. 333-192915

Registration No. 333-192916

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-116921

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156177

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156179

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179996

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-192915

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-192916

UNDER

THE SECURITIES ACT OF 1933

UIL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	06-1541045
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

157 Church Street

New Haven, Connecticut 06510

(203) 499-2000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The United Illuminating Company 401(k) / Employee Stock Ownership Plan

UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan

UIL Holdings Corporation 2012 Non-Qualified Employee Stock Purchase Plan

UIL Employee Stock Ownership Plan (KSOP)

The Berkshire Gas Company Union 401(k) Plan

The Connecticut Gas Corporation Union Employee Savings Plan

(Full Title of the Plans)

Linda L. Randell

Senior Vice President and General Counsel

UIL Holdings Corporation

157 Church Street

New Haven, CT 06510

203-499-2000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Leonard Rodriguez

Managing Counsel

UIL Holdings Corporation

157 Church Street

New Haven, CT 06510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of UIL Holdings Corporation, a Connecticut corporation (the “Registrant”) that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 (No. 333-116921), filed with the Commission on June 28, 2004, which registered the offering of an aggregate of 146,690 shares of common stock, no par value, of the Registrant (“Shares”);

•	Registration Statement on Form S-8 (No. 333-156177), filed on December 16, 2008, which registered the offering of an aggregate of 550,000 Shares;

•	Registration Statement on Form S-8 (No. 333-156179), filed with the Commission on December 16, 2008, which registered the offering of an aggregate of 450,000 Shares;

•	Registration Statement on Form S-8 (No. 333-179996), filed on March 8, 2012, which registered the offering of an aggregate of 250,000 Shares;

•	Registration Statement on Form S-8 (No. 333-192915), filed on December 18, 2013, which registered the offering of an aggregate of 800,000 Shares; and

•	Registration Statement on Form S-8 (No. 333-192916), filed on December 18, 2013, which registered the offering of an aggregate of 1,300,000 Shares.

The Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 25, 2015, by and among the Registrant, Iberdrola USA, Inc., a New York corporation (“IUSA”), and UIL Holdings Corporation (formerly known as Green Merger Sub, Inc.), a Connecticut corporation and a wholly owned subsidiary of IUSA (“Merger Sub”), pursuant to which the Registrant merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of IUSA, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger became effective on December 16, 2015.

In connection with the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated. Accordingly, Merger Sub, as successor to the Registrant by virtue of the Merger, hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on December 16, 2015.

UIL Holdings Corporation

By:	/s/ Richard J. Nicholas
	Name:	Richard J. Nicholas
	Title:	Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.